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                                                                   EXHIBIT 10.23


                         THE KENT MANUFACTURING COMPANY
ORDER NO. 2603         P.O. BOX 67 -- PHONE 803-878-6367        SALESMAN 60-5895
         -----                 FAX 803-878-2723                         --------
                              PICKENS, S.C. 29671



       SOLD TO                                           DATE September 19, 1996
                                                             -----------
                Novita Yarns Ltd.                        TERMS Net 60 days
                Div. of St. John Knit                    CUSTOMER P.O.
                17422 Derian Avenue                      CONTRACT NO. 2603
                Irvine, CA 92713

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                                                            ____________________
QUANTITY   COUNT       GRADE         DESCRIPTION    PRICE   ____________________
                                                            ____________________
        800,000 lbs.  1/21 - 100% 64 Australian Wool        ____________________
                      Natural yarn on cones        $7.43/lb.____________________
                                                            ____________________
                                                            ____________________
                                                            ____________________
                                                            ____________________
                                           FOB Pickens,SC   ____________________
                                                            ____________________
                                                            ____________________
                     Ship to: above                         ____________________
                                                            ____________________
                                                            ____________________
                                                            ____________________
                                                            ____________________
SHIPPING INSTRUCTIONS    Delivery: Follow Contract #2442    ____________________
  The terms of this contract shall be at terms noted above  ____________________
from date of invoice. No redating.                          ____________________
  On specifications for slub or package dyed yarns of less  ____________________
than 1,000 lbs. to a color the seller shall charge small    ____________________
lot premium.                                                ____________________
  This order will become a contract only when confirmed in  ____________________
writing by the seller and buyer or, in any event, when      ____________________
buyer accepts whole or partial delivery. The contract shall ____________________
be deemed dated as of the date of such confirmation or      ____________________
acceptance.                                                 ____________________
  The undersigned buyer hereby orders the above goods upon  ____________________
the terms as stated, including the term and conditions      ____________________
printed on the back of this contract and forming a part     ____________________
hereof.                                                     ____________________
  Please sign in duplicate and return both copies to The    ____________________
Kent Manufacturing Company.                                 ____________________
                                                            ____________________
Accepted by purchaser:             Acknowledged by seller:  ____________________
                                                            ____________________
--------------------------------     The Kent Manufacturing ____________________
                                     Company                ____________________
/s/ St. John Knits                                          ____________________
--------------------------------                            ____________________
                                                            ____________________
PER /s/ [SIGNATURE APPEARS HERE]   PER                      ____________________
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I.     Not Subject to Cancellation
        This contract is not subject to cancellation except for failure to deliver in accordance with the conditions of sale.

II.    Prices and Terms
        Except as provided in paragraphs 3, 6, 12 and 13, the prices and terms of sale and delivery quoted in this contract are not subject to change. Title passes upon delivery to buyer or public carrier.
III.   Credit
        This contract is given and accepted subject to the limit or withdrawal of credit determinable at any time by the seller.
IV.    Checks Without Accord and Satisfaction
        Checks received from or for the account of buyer, regardless of writings, legends or notations on such checks or of other writings, statements or documents, may be applied against amounts owing by buyer, without accord and satisfaction of buyer's liability.
V.     Partial Deliveries and Risk of Loss
        Partial deliveries are to be paid for at contract prices upon maturity of the invoices therefor. Yarn invoiced and held by seller for whatever reason shall be at buyer's risk.
VI.    Seller's Liability
        Seller shall not be held liable for consequential damages. Seller shall not be held liable for late or non-delivery due to strikes, fire, delayed or non-delivery of man-made fibers or other causes beyond its control. Seller shall use its best efforts to make delivery proportionate to production wherever practicable in such cases.
VII.   Buyer's Liability
        Failure of the buyer to specify, to accept delivery, or to make payment as provided in this contract, shall constitute a breach of contract, and the seller may sell in the open market, at auction or otherwise, any material provided for the contract, either as raw stock, top, sliver, or yarn, and the buyer shall be liable for any loss. Seller may bill and hold any yarn on last day of shipping period upon buyer's failure to furnish shipping instructions.
VIII.  Warranty
        Unless expressly provided on the face of this contract, seller makes no warranty, expressed or implied, as to the fitness of the yarn purchased hereunder for any specific purpose.
IX.    Weight Determination
        The weight of yarn as billed is to include tie bands but to exclude paper, wrappings and twine. All shipments of yarn of one hundred (100) pounds or more shall be billed on a standard moisture regain basis as follows:
        Dry Spun Worsted, 15% Moisture Regain;
        Yarns containing fibers other than wool by mix, blend or twist shall have the standard moisture regain computed on the basis of per cent fiber content by weight. The normal moisture regain for fibers other than wool shall be that obtaining on date of contract in standard methods of test and tolerances for yarns containing wool prescribed by ASTM Designation D-1285. The maximum extractable matter shall not exceed 4% by weight for oil spun yarn, and 1 3/4% by weight for dry spun yarn.
X.     Tolerances
        Unless otherwise specified on the face of the contract, count and twist variation on all yarns covered by this contract shall be within those limits prescribed by ASTM Designation D-1285, in effect on date of contract. It is agreed that over or under delivery to the extent of not over 5% of the quantity of each item specified, whether on a specified order or specification against an unspecified contract, shall be deemed compliance with the contract.
XI.    Claims
        No claims relating to excessive moisture or oil content or weight shall be allowed if made after ten (10) days from receipt of shipment and no claims relating to count, twist, shade variation or other elements of quality shall be allowed if made after forty-five (45) days from receipt of shipment or after the yarn has been woven, knitted or processed in any manner other than dyeing. Any question that may arise relating to weight or moisture content or extractable matter shall be referred to the United States Testing Company, Inc., whose test report thereon shall be conclusive.
XII.   Arbitration
        Except as provided in paragraph XI hereof, any controversy or claim arising out of or relating to this contract or the breach thereof, shall be settled by arbitration in accordance with the rules, then obtaining, of the American Arbitration Association and judgment upon the award rendered may be entered in the highest court of the forum, state, or federal, having jurisdiction.
        The arbitrators sitting in any such controversy shall have no power to alter or modify any express provisions of this contract or render any award which by its terms effects any such alteration or modification.
XIII.  Government Action
        Prices on any undelivered portion of this contract are subject to any increase due to Government action and to the extent that any present or future Federal or State legislation or administrative order affects the seller's costs. Deliveries also may be modified to the extent necessitated by any such Government action, legislation, or order affecting production or supply.
XIV.   Applicable Law
        This contract shall be interpreted under and governed by the laws of the State of Pennsylvania.
XV.    Additional Conditions
        This contract supersedes buyer's purchase order and contains the entire agreement between the parties.
        Any additional conditions or stipulations applying to this contract must be stated on the face hereof, or be in writing and signed by the Seller.